UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2020

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 17, 2020, Berry Global, Inc. (“BGI”), a wholly owned subsidiary of Berry Global Group, Inc. (the “Company”), elected to redeem $100 million aggregate principal amount (the “Redemption Notes”) of its outstanding 5.125% Second Priority Senior Secured Notes due 2023 (the “Notes”), in accordance with the terms of the indenture governing the Notes. As specified in the Notice provided to the holders of the Notes, the Redemption Notes are called for redemption on August 16, 2020 (the “Redemption Date”) and the redemption price for the Redemption Notes shall be equal to 101.281% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Redemption Date. BGI will pay the redemption price (together with accrued interest to the Redemption Date) on Monday, August 17, 2020, the next business day following the Redemption Date, in accordance with the indenture governing the Notes. Following such redemption, the Company expects that $600 million in aggregate principal amount of the Notes will remain outstanding. BGI intends to fund the redemption amount with cash on hand.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: July 17, 2020	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary